Exhibit 99.1

Uber Announces Proposed $750 Million Senior Notes Offering

SAN FRANCISCO May 13, 2020 – Uber Technologies, Inc. (NYSE: UBER) today announced that it proposes to offer $750 million principal amount of Senior Notes due 2025 (the “notes”), subject to market conditions and other factors. The notes are being offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons in accordance with Regulation S under the Securities Act.

Uber intends to use the net proceeds from this offering for working capital and other general corporate purposes, which may include potential acquisitions and strategic transactions.

The notes have not been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. Any offers of the notes will be made only by means of a private offering memorandum.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws.  These statements include, but are not limited to, statements concerning the terms, timing and completion of the offering of the notes and the anticipated use of the net proceeds from the offering.  Forward-looking statements include all statements that are not historical facts. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “will,” or similar expressions and the negatives of those words. Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from those that Uber expects. These risks and uncertainties include market risks, trends and conditions. These and other risks are more fully described in Uber’s filings with the Securities and Exchange Commission, including in the section titled “Risk Factors” in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. In light of these risks, you should not place undue reliance on such forward-looking statements. Forward-looking statements represent Uber’s beliefs and assumptions only as of the date of this press release. Uber disclaims any obligation to update forward-looking statements.

About Uber

Uber’s mission is to create opportunity through movement. Uber is a technology platform that uses a massive network, leading technology, operational excellence and product expertise to power movement from point A to point B. We develop and operate proprietary technology applications supporting a variety of offerings on our platform. We connect consumers with independent providers of ride services for ridesharing services, and connect consumers with restaurants and food delivery service providers for meal preparation and delivery services. We also connect consumers with public transportation networks, e-bikes, e-scooters and other personal mobility options. We use this same network, technology, operational excellence and product expertise to connect shippers with carriers in the freight industry. We are also developing technologies that will provide autonomous driving vehicle solutions to consumers, networks of vertical take-off and landing vehicles and new solutions to solve everyday problems.

Our technology is available in 69 countries around the world, principally in the United States and Canada, Latin America, Europe, the Middle East, Africa, and Asia (excluding China and Southeast Asia).

Investor Contact:
investor@uber.com

Media Contact:

press@uber.com